UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: January 7, 2009

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Stockholder Meeting

A special meeting of the stockholders of Nuvelo, Inc. (the “Company”) was held on Wednesday, January 7, 2009 to consider matters related to the proposed merger among the Company, Dawn Acquisition Sub, Inc., a wholly-owned subsidiary of the Company, and ARCA biopharma, Inc. (“ARCA”), pursuant to that Agreement and Plan of Merger and Reorganization, dated September 24, 2008, by and among the Company, Dawn Acquisition Sub, Inc., and ARCA, as amended on October 28, 2008 (the “Merger”). The stockholders of the Company voted to approve the issuance of Company common stock in the Merger, and also to adjourn the meeting until January 23, 2009 to solicit additional proxies in favor of a proposal to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock (the “Reverse Split”).

The special meeting of the stockholders of the Company will reconvene at 9:00 a.m. Pacific time on January 23, 2009 at Nuvelo’s corporate headquarters located at 201 Industrial Road, Suite 310, San Carlos, California to consider the proposal to approve the amendment of the Company’s amended and restated certificate of incorporation to effect the Reverse Split. This proposal is a necessary condition to completion of the proposed Merger.

Nuvelo has elected to withdraw a proposal to amend its amended and restated certificate of incorporation to increase the number of authorized shares of the Company’s common stock to 250 million. Approval of this proposal is not a necessary condition to completion of the proposed Merger.

Additional Information about the Merger and Where to Find It

The Company has filed a registration statement on Form S-4, and a related proxy statement/prospectus/consent solicitation, as amended, in connection with the proposed Merger. Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy statement/prospectus/consent solicitation. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting Nuvelo Investor Relations at the email address: ir@nuvelo.com or by phone at 650-517-8000.

Participants in the Solicitation

Nuvelo, ARCA and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Nuvelo in connection with the Merger. Information regarding the special interests of these directors and executive officers in the Merger is included in the proxy statement/prospectus/consent solicitation described above. Additional information regarding the directors and executive officers of Nuvelo is also included in Nuvelo’s definitive proxy statement for its 2008 Annual Meeting of Stockholders which was filed with the SEC on April 23, 2008 and its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 12, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Nuvelo as described above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated January 7, 2009, entitled “Nuvelo Shareholders Approve Issuance of Common Stock Pursuant to Merger Agreement with ARCA biopharma”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey Senior Vice President, Chief Financial Officer and General Counsel

Dated: January 7, 2009

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated January 7, 2009, entitled “Nuvelo Shareholders Approve Issuance of Common Stock Pursuant to Merger Agreement with ARCA biopharma”